                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
                                                      Estimated average burden
                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         OIL STATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         OIL STATES INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2004

To the Stockholders of
Oil States International, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Oil States International, Inc., a Delaware corporation (the "Company"), will be held at The DoubleTree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on the 18th day of May, 2004 at 9:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          (1) To elect three (3) Class III members of the Board of Directors (see page 6);

          (2) To ratify the appointment of Ernst & Young LLP as independent accountants for the year ended December 31, 2004 (see page 22); and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Company has fixed the close of business on April 7, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted FOR the nominees for director named in the attached Proxy Statement and FOR the ratification of the appointment of the independent certified public accountants for the Company named in such Proxy Statement. The list of stockholders of record of the Company may be examined at the offices of the Company beginning on April 8, 2004 and at the Annual Meeting.

     Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          Sincerely,

                                          /s/ ROBERT W. HAMPTON

                                          Robert W. Hampton
                                          Secretary

Houston, Texas
April 15, 2004

                         OIL STATES INTERNATIONAL, INC.
                               THREE ALLEN CENTER
                          333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

     The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oil States International, Inc. (the "Company") to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting"), which will be held at The DoubleTree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on the 18th day of May, 2004, at 9:00 a.m. local time, for the following purposes:

          (1) To elect three (3) Class III members of the Board of Directors;

          (2) To ratify the appointment of Ernst & Young LLP as independent accountants for the year ended December 31, 2004; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Secretary of the Company;
(2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares, we will vote them "for" the election of all nominees for director as set forth under "Proposal 1: Election of Directors," and "for" the ratification of the appointment of Ernst & Young LLP as independent accountants as set forth under "Proposal 2: Appointment of Auditors." If any other business is brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares.

     The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $3,500.

     Oil States International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting and does not constitute a part of the proxy soliciting material.

     This proxy statement and the enclosed form of proxy was mailed to stockholders beginning April 16, 2004.

                                EXPLANATORY NOTE

     Concurrently with the completion of our initial public offering in February 2001, Oil States International, Inc. combined with HWC Energy Services, Inc. ("HWC"), Sooner Inc. ("Sooner") and PTI Group, Inc. ("PTI") in a transaction that we refer to as the "Combination." Prior to our initial public offering and the Combination, SCF-III, L.P. owned a majority interest in Oil States, HWC and PTI, and SCF-IV,

L.P. owned a majority interest in Sooner. SCF-III, L.P. and SCF-IV, L.P. are private equity funds that focus on investments in the energy industry. We refer to SCF-III, L.P. and SCF-IV, L.P. collectively as "SCF."

     The terms the "Company," "we," "us," and "our" refer to Oil States International, Inc. and its subsidiaries, including HWC, Sooner and PTI, following the Combination. The term "Oil States" refers to Oil States International, Inc. and its subsidiaries prior to the Combination.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Company has two outstanding classes of securities that entitle holders to vote generally at meetings of the Company's stockholders: common stock, par value $.01 per share; and special preferred voting stock, par value $.01 per share. A single share (the "Voting Share") of special preferred voting stock was issued to Computershare Trust Company of Canada (the "Trustee") as trustee under a Voting and Exchange Trust Agreement for the benefit of holders of exchangeable shares issued by the Company's wholly-owned subsidiary, 892489 Alberta Inc., in connection with the Company's February 2001 acquisition of PTI Group Inc. The common stock and the Voting Share vote together as a single class on all matters except when Delaware law requires otherwise. Each share of common stock outstanding on the record date is entitled to one vote. The Voting Share is entitled to one vote for each exchangeable share outstanding on the record date. The Trustee is required to vote the Voting Share as instructed by holders of exchangeable shares, and to abstain from voting in proportion to the exchangeable shares for which the Trustee does not receive instructions. Accordingly, references to "stockholders" in this Proxy Statement include holders of common stock, the Trustee, and holders of exchangeable shares. In addition, unless we indicate otherwise, the number of shares outstanding, including for purposes of calculating percentage ownership, in this proxy statement have been calculated as if the exchangeable shares have been exchanged for shares of our common stock. The procedures for holders of exchangeable shares to instruct the Trustee about voting at the Annual Meeting are explained in the "Information Statement for Holders of Exchangeable Shares of 892489 Alberta Inc." that is enclosed with this Proxy Statement only for holders of exchangeable shares.

     The record date for the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 7, 2004. At the record date, 48,876,847 shares of common stock and one Voting Share were outstanding and entitled to be voted at the Annual Meeting. At the record date, 328,533 exchangeable shares were outstanding and entitled to give voting instructions to the Trustee. Accordingly, 49,205,380 votes are eligible to be cast at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that the Company's transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal, and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

     A Proxy in the accompanying form that is properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; FOR the ratification of the selection of Ernst & Young LLP as the Company's auditors; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying Proxy may also, in their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

     A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company during normal business hours beginning on April 8, 2004 and at the Annual Meeting.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors is comprised of seven members. The seven members are divided into three classes having two members in Class I, two members in Class II and three members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each annual meeting of stockholders. The term of the Class III directors expires at the Annual Meeting.

NOMINEES

     Three directors are to be elected at the Annual Meeting. The Board of Directors has nominated Martin Lambert, Mark G. Papa and Stephen Wells to fill the three expiring Class III positions on the Board of Directors, to hold office for three-year terms expiring at the annual meeting of stockholders in 2007, and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. Each of the director nominees is presently one of our directors. Stockholder nominations will not be accepted for filling board seats at the Annual Meeting because our bylaws require advance notice for such a nomination, the time for which has passed. Our Board of Directors has determined that each of the director nominees is "independent" as that term is defined by the applicable NYSE listing standards. In making this determination, the Board of Directors considered transactions and relationships between each director or his immediate family and the Company and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board of Directors affirmatively determined based on its understanding of such transactions and relationships that all of the directors nominated for election at the annual meeting are independent of the Company under the standards set forth by the NYSE. The enclosed proxy (unless otherwise directed, revoked or suspended) will be voted for the election of the three nominees for director.

     Although the Company knows of no reason why any of the nominees might be unable or refuse to accept nomination or election, if any nominee should be unable to serve as a director, the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below are the names of, and certain information with respect to, the Company's executive officers and directors, including the three nominees for election to the Class III positions on the Board of Directors.

NAME                                        AGE                   POSITION(S)
----                                        ---                   -----------
L.E. Simmons..............................  57    Chairman of the Board
Douglas E. Swanson........................  65    Director, President and Chief Executive
                                                  Officer
Cindy B. Taylor...........................  42    Senior Vice President -- Chief Financial
                                                  Officer and Treasurer
Robert W. Hampton.........................  52    Vice President -- Finance and Accounting
                                                  and Secretary
Christopher E. Cragg......................  42    Vice President -- Tubular Services
Howard Hughes.............................  61    Vice President -- Offshore Products
R.A. (Sandy) Slator.......................  59    Vice President -- Well Site Services
Jay Trahan................................  59    Vice President -- Well Site Services
Martin Lambert*...........................  48    Director
Mark G. Papa*.............................  57    Director
Gary L. Rosenthal.........................  54    Director
Andrew L. Waite...........................  43    Director
Stephen A. Wells*.........................  60    Director

---------------

* Nominee for election as Class III director at the Annual Meeting.

     L.E. Simmons is Chairman of the Board of our company. Mr. Simmons is the founder and President of L.E. Simmons & Associates, Incorporated, a private equity fund manager and the ultimate general partner of SCF. Mr. Simmons has held these positions since 1989. Prior to founding L.E. Simmons & Associates, Incorporated, he co-founded Simmons & Company International, an investment bank that specializes in the energy industry. Mr. Simmons also serves as a director of Varco International, Inc., an oilfield services and equipment company, Zions Bancorporation, a commercial banking company, and ExpressJet Holdings, Inc., a regional airline carrier. He received a M.B.A. from the Harvard University Graduate School of Business Administration.

     Douglas E. Swanson is a director of our company and has served as President and Chief Executive Officer since January 2000. From August 1999 to January 2000, Mr. Swanson pursued personal interests. From January 1992 to August 1999, Mr. Swanson served as Chairman of the Board and Chief Executive Officer of Cliffs Drilling Company, a contract drilling company. He currently serves as a director of Varco International, Inc. He holds a B.A. degree from Cornell College and is a Certified Public Accountant.

     Cindy B. Taylor is Senior Vice President -- Chief Financial Officer and Treasurer of our company. She has held this position since May 2000. From August 1999 to May 2000, Ms. Taylor was the Chief Financial Officer of L.E. Simmons & Associates, Incorporated. Mrs. Taylor served as the Vice President -- Controller of Cliffs Drilling Company from July 1992 to August 1999 and as a senior manager with Ernst & Young LLP, a public accounting firm, from January 1984 to July 1992. She received a B.B.A. degree from Texas A&M University and is a Certified Public Accountant.

     Robert W. Hampton is Vice President -- Finance and Accounting and Secretary of our company. He has held this position since February 2001. From February 1998 to February 2001, Mr. Hampton served as Vice President and Chief Financial Officer of HWC. Mr. Hampton joined HWC from Tidewater Inc., an offshore service vessel operator, where he was based in Aberdeen and was Area Manager for the North Sea Operations from March 1996 to February 1998. He served as Vice President, Treasurer and Chief Financial Officer of Hornbeck Offshore, an offshore service vessel operator, from 1990 to March 1996, when it was acquired by Tidewater. Mr. Hampton worked at Price Waterhouse, a public accounting firm, from 1973 to 1986.

Mr. Hampton is a Certified Public Accountant and received his B.S. degree from the Pennsylvania State University.

     Christopher E. Cragg is Vice President -- Tubular Services of our company. He has held this position since February 2001. Mr. Cragg was Executive Vice President -- Chief Financial Officer of Sooner from December 1999 to February 2001. From June 1999 to December 1999, Mr. Cragg pursued personal interests. From April 1994 to June 1999, he was Vice President and Controller of Ocean Energy, Inc., an independent oil and gas exploration and production company, and its predecessor companies. Mr. Cragg served as Manager -- Internal Audit with Cooper Industries, a manufacturer of diversified products, from April 1993 to April 1994 and as a senior manager with Price Waterhouse, a public accounting firm, from August 1983 to April 1993. He received a B.B.A. degree from Southwestern University and is a Certified Public Accountant.

     Howard Hughes is Vice President -- Offshore Products of our company. He has held this position since February 2001. From September 1989 until February 2001, Mr. Hughes served as President of Oil States. From April 1976 to September 1989, Mr. Hughes served in various managerial and executive positions with Oil States. He holds a B.S. degree from the University of Houston.

     R.A. (Sandy) Slator is Vice President -- Well Site Services of our company. He has held this position since February 2001. Mr. Slator joined PTI in November 1999 and has served as its President and Chief Executive Officer since January 2000. From February 1999 to November 1999, Mr. Slator was a founding partner of River View Venture Partners, an Edmonton-based venture capital group. From March 1998 to January 1999, Mr. Slator was an associate of Lambridge Capital Partners, an Edmonton-based investment banking group. From May 1996 to March 1998, Mr. Slator participated in a number of community-related volunteer activities. During that time, Mr. Slator was also a founding partner of NetCovergence, Inc., a private technology related company that was sold in the spring of 2000. From 1989 to April 1996, Mr. Slator served as President and Chief Executive Officer of Vencap Equities Alberta Ltd., a publicly traded venture capital company. Mr. Slator served on the board of PTI from 1984 until 1994.

     Jay Trahan is Vice President -- Well Site Services of our company. He has held this position since February 2001. Mr. Trahan was President of HWC from January 1998 to February 2001. He has 30 years of experience in the oil and gas industry. From 1996 to January 1998, Mr. Trahan served as President of Baker Hughes Solutions; from 1993 to 1996, he served as President of Baker Hughes Inteq; from 1990 to 1993, he served as President of Baker Sand Control; and from 1988 to 1990 he served as Vice President of Worldwide Operations for Baker Sand Control. Baker Hughes Solutions, Baker Hughes Inteq and Baker Sand Control are divisions of Baker Hughes Incorporated, a diversified oilfield services company.

     Martin Lambert has served as a director of our company since February 2001. Mr. Lambert has been a partner in the Canadian law firm Bennett Jones LLP since 1987. Mr. Lambert joined Bennett Jones LLP in 1979 and served as its Chief Executive Officer from 1996 to 2000. Mr. Lambert currently is a director of Harken Resources Ltd, Bear Creek Energy Ltd and Ex Alta Energy Ltd, Canadian oil and gas exploration and production companies, and Calfrac Well Services Ltd and zed.i solutions inc., oilfield service companies. He has a L.L.B. degree from the University of Alberta.

     Mark G. Papa has served as a director of our company since February 2001. Mr. Papa has served as Chairman of the Board and Chief Executive Officer of EOG Resources, Inc., an oil and gas exploration and production company, since August 1999. From February 1994 to August 1999, he held a number of management positions with EOG Resources, Inc. He has a petroleum engineering degree from the University of Pittsburgh and a M.B.A. degree from the University of Houston. Mr. Papa currently is a Director of Magellan Midstream Partners, LP.

     Gary L. Rosenthal has served as a director of our company since February 2001. Mr. Rosenthal is co-founder and President of Heaney Rosenthal Inc., a private investment company, a position he has held since October 1994. From September 2000 to April 2001, he served as Chief Executive Officer of AXIA Incorporated, a diversified manufacturing company. Since May 2003, Mr. Rosenthal has served as non-executive Chairman of the Board of HydroChem Holdings, Inc. He currently serves as a director of Dresser, Inc., and Pioneer Companies, Inc. He holds J.D. and A.B. degrees from Harvard University.

     Andrew L. Waite has served as a director of our company since March 1996. Mr. Waite is a Managing Director of L.E. Simmons & Associates, Incorporated and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and management positions with the Royal Dutch/Shell Group, an integrated energy company. He currently serves as a director of Hornbeck Offshore Services, Inc., an operator of offshore supply vessels and other marine assets. He received a M.B.A. from the Harvard University Graduate School of Business Administration and a M.S. degree from the California Institute of Technology.

     Stephen A. Wells has served as a director of our company since April 1996. Mr. Wells is the president of Wells Resources, Inc., a privately owned oil, gas and ranching company, and has served in that position since 1983. From April 1999 to October 1999, Mr. Wells served as a director and Chief Executive Officer of Avista Resources, Inc., an oil recycling technology company. From October 1993 to February 1996, he was a director and Chief Executive Officer of Coastwide Energy Services, Inc., a Gulf Coast marine terminal operator. From March 1992 to September 1994, he was a director and Chief Executive Officer of Grasso Corporation, an oil and gas production management services company. Mr. Wells currently is a director of Pogo Producing Company, an oil and gas exploration and production company and a director of Crosstex Energy GP, LLC, a midstream natural gas company.

COMMITTEES AND MEETINGS

     The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. These committees are comprised of directors who are not officers or employees of the Company.

  AUDIT COMMITTEE

     The Company's Audit Committee consists of Messrs. Wells, Rosenthal and Waite. Mr. Waite has indicated that he intends to resign from the Audit Committee immediately prior to the Annual Meeting. The Nominating & Corporate Governance Committee of the Board of Directors has recommended that the Board of Directors appoint Mr. Lambert to fill the vacancy to be created by Mr. Waite's resignation. Effective immediately following the Annual Meeting and assuming that Messrs. Wells and Lambert are elected to serve another term, the Company's Audit Committee will consist of Messrs. Wells, Lambert and Rosenthal each of whom is independent, as such term is defined in Section 10A of the Securities Exchange Act of 1934, as amended, and in the applicable New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors on May 13, 2003. A copy of the charter is attached to this Proxy Statement as Annex A and is also available on our website, www.oilstatesintl.com, under "Corporate Governance." The Audit Committee, which is chaired by Mr. Wells, meets separately with representatives of the Company's independent auditors, the Company's internal audit personnel and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that Mr. Wells has accounting or related financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors has also determined that Mr. Wells qualifies as an audit committee financial expert under the applicable rules of the Exchange Act.

  COMPENSATION COMMITTEE

     The Company's Compensation Committee currently consists of Messrs. Rosenthal, Papa and Wells. Effective immediately following the Annual Meeting and assuming that Messrs. Papa and Wells are elected to serve another term, the Company's Compensation Committee will continue to consist of Messrs. Rosenthal, Papa and Wells, each of whom is independent, as defined in the applicable NYSE listing standards, and a non-employee director. The Compensation Committee operates under a written charter adopted by the Board of Directors on May 13, 2003. A copy of the charter is available on our website, www.oilstatesintl.com, under

"Corporate Governance." The Compensation Committee, which is chaired by Mr. Rosenthal, administers the 2001 Equity Participation Plan (as amended and restated), and in this capacity makes a recommendation to the full board concerning all option grants or stock awards to employees, including executive officers, under the plan. In addition, the Compensation Committee is responsible for making recommendations to the Board with respect to the compensation of the Company's chief executive officer and its other executive officers and for establishing compensation and employee benefit policies.

  NOMINATING & CORPORATE GOVERNANCE COMMITTEE

     The Company's Nominating & Corporate Governance Committee currently consists of Messrs. Papa, Wells and Lambert. Effective immediately following the Annual Meeting and assuming that Messrs. Papa, Wells and Lambert are elected to serve another term, the Company's Nominating & Corporate Governance Committee will continue to consist of Messrs. Papa, Wells and Lambert, each of whom is independent, as such term is defined in the applicable NYSE listing standards. The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board of Directors on March 31, 2004. A copy of the charter is available on our website, www.oilstatesintl.com, under "Corporate Governance." The Nominating & Corporate Governance Committee, which is chaired by Mr. Papa, makes proposals to the Board for candidates to be nominated by the Board to fill vacancies or for new directorship positions, if any, which many be created from time to time. The Nominating & Corporate Governance Committee will consider suggestions from any source, particularly from stockholders, regarding possible candidates for director. To submit a recommendation to the committee, a stockholder should send a written request to the attention of the Company's Secretary at Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002. The written request must include the nominee's name, contact information, biographical information and qualifications, as well as the nominee's written consent to serve if elected. The request must also disclose the number of shares of common stock beneficially owned by the person or group making the request and the period of time such person or group has owned those shares. The request must be received by the Company no earlier than the 150th day and no later than the 120th day before the anniversary of the date of the prior year's proxy statement. These procedures do not preclude a stockholder from making nominations in accordance with the process described below under "Stockholder Proposals." The Nominating & Corporate Governance Committee developed and recommended to the Board of Directors the Company's Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics, copies of which are available on our website, www.oilstatesintl.com, under "Corporate Governance."

  BOARD AND COMMITTEE MEETINGS

     During 2003, the entire Board of Directors held 5 meetings, the Audit Committee held 8 meetings, the Compensation Committee held 3 meetings and the Nominating & Corporate Governance Committee held 1 meeting. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of the Board on which they served. All of our directors attended last year's annual meeting. While the Company understands that scheduling conflicts may arise, it expects directors to make reasonable efforts to attend the annual meeting of stockholders and meetings of the Board of Directors and the committees on which they serve.

     Our Corporate Governance Guidelines provide that our non-management directors shall meet separately in executive session at least annually. The director who presides at these session is the Chairman of the Board, assuming such person is a non-management director. Otherwise, the presiding director will be chosen by a vote of the non-management directors. In addition to the executive sessions of our non-management directors, our independent directors (as defined in the applicable NYSE listing standards) are required to meet in executive session at least annually. In 2003, our non-management directors met in executive session two times. The Chairman of the Board, L.E. Simmons, presided at these sessions. There were no separate executive sessions for our independent directors as each of our non-management directors is also independent.

QUALIFICATIONS OF DIRECTORS

     When identifying director nominees, the Nominating & Corporate Governance Committee will consider the following:

     - the person's reputation, integrity and independence;

     - the person's skills and business, government or other professional experience and acumen, bearing in mind the composition of the board and the current state of the Company and the oilfield services industry generally at the time of determination;

     - the number of other public companies for which the person serves as a director and the availability of the person's time and commitment to the Company;

     - the person's knowledge of a major geographical area in which the Company operates or another area of the company's operational environment; and

     - the person's age.

In the case of current directors being considered for renomination, the Nominating & Corporate Governance Committee will also take into account the director's history of attendance at Board of Directors and committee meetings, the director's tenure as a member of the Board of Directors and the director's preparation for and participation in such meetings.

DIRECTOR NOMINATION PROCESS

     Our director nomination process for new board members is as follows:

     - The Nominating & Corporate Governance Committee, the Chairman of the Board, or another board member identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board of Directors.

     - The Nominating & Corporate Governance Committee initiates a search by working with staff support, seeking input from board members and senior management and hiring a search firm, if necessary.

     - The Nominating & Corporate Governance Committee considers recommendations for nominees for directorships submitted by stockholders.

     - The initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board of Directors are identified and presented to the Nominating & Corporate Governance Committee, which ranks the candidates.

     - The Chairman of the Board and at least one member of the Nominating & Corporate Governance Committee interviews prospective candidate(s).

     - The full Board of Directors is kept informed of progress.

     - The Nominating & Corporate Governance Committee offers other board members the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

     - The Nominating & Corporate Governance Committee seeks the endorsement of the Board of Directors of the final candidate(s).

The final candidate(s) are nominated by the Board of Directors or elected to fill a vacancy.

COMMUNICATIONS WITH DIRECTORS

     Stockholders or other interested parties may send communications, directly and confidentiality, to the Board of Directors, to any committee of the Board of Directors, to non-management directors or any director in particular, by sending an envelope marked "confidential" to such person or persons c/o Oil Sates International, Inc., Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002. Any such correspondence will be forwarded by the Secretary of the Company to the addressee without review by management.

AUDIT COMMITTEE REPORT

     The Board of Directors appointed the undersigned directors as members of the committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the committee reviews the charter and reports to the Board on its adequacy in light of applicable NYSE rules. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (1) - (3) of the first paragraph of this report and the adequacy of the committee charter.

     During the last year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "10-K"), the committee:

     - reviewed and discussed the audited financial statements with management and the Company's independent auditors;

     - reviewed the overall scope and plans for the audit and the results of the independent auditors' examinations;

     - met with management periodically during the year to consider the adequacy of the Company's internal controls and the quality of its financial reporting and discussed these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors;

     - discussed with the Company's senior management, independent auditors and internal auditors the process used for the Company's chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

     - reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company's accounting policies, (2) the written communication required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the independence of the independent auditors, and (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, "Communication with Audit Committees";

     - based on these reviews and discussions, as well as private discussions with the independent auditors and the Company's internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

     - determined that the non-audit services provided to the Company by the independent auditors (discussed below under the Proposal to Ratify the Selection of Independent Auditors (Proposal 2) are compatible with maintaining the independence of the independent auditors. The committee's pre-approval policies and procedures are discussed below under Proposal 2.

     Notwithstanding the foregoing actions and the responsibilities set forth in the committee charter, the charter clarifies that it is not the duty of the committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements.

     The committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company's internal auditors and received the communications described above. The committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

                                          Respectfully submitted,

                                          Audit Committee

                                          Stephen A. Wells, Chairman
                                          Gary L. Rosenthal
                                          Andrew L. Waite

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of three directors who are not employees of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers.

     The Compensation Committee's philosophy regarding the Company's executive compensation program has been to design a compensation package that provides competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance relative to established goals and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality and against budgeted goals, and (iii) support both the short-term and long-term strategic goals of the Company. The Compensation Committee believes this approach closely links the compensation of the Company's executives to the execution of the Company's strategy and the accomplishment of company goals that coincide with stockholder objectives.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes specific compensation levels for executive officers and other key personnel and administers the Company's 2001 Equity Participation Plan and Deferred Compensation Plan. The Committee considers the anticipated tax treatment of the Company's executive compensation program.

     The executive compensation program includes three primary elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company's executive officers. These elements are (i) base salary, (ii) annual bonus plan awards under the Annual Incentive Plan, and (iii) long-term incentive awards, including principally stock option grants. In order to assist in its evaluation of each element of the Company's overall executive compensation program, the Committee periodically obtains independent compensation surveys. The Committee engaged an independent compensation consultant in the fourth quarter of 2003 to provide an update to the Committee concerning executive and director compensation trends and to address long-term equity compensation practices. The Committee takes these surveys and the factors noted below into consideration when making its decisions.

     Base Salaries. Executive officer base salaries, including Mr. Swanson's, are based on an evaluation that considers data from other similarly sized companies in businesses similar to the Company's, the Company's and the executive's performance, the executive's potential, and any significant changes in the executive's responsibilities. The Compensation Committee considers all those factors together and makes a subjective determination with respect to executive compensation. The Compensation Committee increased the base salary of Mr. Swanson in 2003 to $400,000 from $375,000.

     The Annual Incentive Plan. Annual bonus awards are linked to the achievement of Company-wide and divisional performance goals and are designed to put a significant portion of total compensation at risk. Under the bonus plan, a bonus target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact the Company's success. In 2003, individual executive officer bonus targets ranged from 40% to 60% of base salary. The actual amount of the bonus award can range from 0% to 200% of target and in 2003 was based exclusively on the Company's and/or divisional achievement of these performance goals. For 2003, bonus targets for executive officers were based upon objectives set at the beginning of 2003 for earnings before interest, taxes, and depreciation (EBITDA) for the Company and/or for particular business divisions. In addition, a portion of the bonus potential for one segment, was based on return on investment. The bonus target for Mr. Swanson was based upon EBITDA for the Company. Seven of eight executive officers, including Mr. Swanson, received bonuses for 2003 performance. Certain of the Company's divisions exceeded their 2003 EBITDA objectives, resulting in certain of the Company's officers receiving bonuses for 2003 in excess of target. On a consolidated basis, the Company attained 100% of its EBITDA bonus target for 2003 and Mr. Swanson was paid a bonus at the target level. Other executives received bonuses less than target or no bonus as a result of their divisions not achieving targeted EBITDA objectives.

     Stock Options. The Company makes certain stock-based awards under the 2001 Equity Participation Plan to align better the interests of executive officers with those of stockholders. In determining appropriate stock grants, the Compensation Committee periodically reviews competitive market data and each executive's long-term performance, ability to contribute to the future success of the Company, history of prior grants, and time in the current job. The Company takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in the Company's stock. The Committee considers the foregoing factors together and makes a subjective determination with respect to awarding stock options to its executive officers. Under the 2001 Equity Participation Plan, the Company has granted stock options, which vest over multiple years, at the fair market value of the common stock on the date of grant. Although, the Committee generally prefers to grant stock options, it has in the past granted a restricted stock award.

                                          The Compensation Committee

                                          Gary L. Rosenthal (Chairman)
                                          Mark G. Papa
                                          Stephen A. Wells

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2003, the Company's compensation committee consisted of Messrs. Rosenthal, Papa and Wells, each of whom is an independent, non-employee director. There were no compensation committee interlock relationships or insider participation in compensation arrangements for the year ended December 31, 2003.

DIRECTOR COMPENSATION

     Directors who are also our employees do not receive a retainer or fees for service on our Board of Directors or any committees. For the year ended December 31, 2003, directors who were not employees received an annual retainer of $30,000 and fees of $1,500 for attendance at each Board or committee meeting. In addition, each non-employee director who serves as the chairman of the Compensation Committee or the Nominating & Corporate Governance Committee receives an annual fee of $10,000. The chairman of the Audit Committee receives an annual fee of $15,000. Newly elected directors receive options to purchase 5,000 shares of our common stock upon their initial election. Directors receive additional options to purchase 5,000 shares at each annual meeting after which they continue to serve. These options are granted under the 2001 Equity Participation Plan, vest in four equal annual installments and expire ten years from the date of grant. In the event of a change in control, the options vest in accordance with the terms of the grant agreements. The exercise price of these options is the fair market value at the date of grant. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or committees and for other reasonable expenses related to the performance of their duties as directors.

EXECUTIVE COMPENSATION

     The following table presents information regarding the compensation of our Chief Executive Officer and our four other most highly compensated executive officers during 2003. These five persons are collectively referred to as the "named executive officers."

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                  -----------------------
                                           ANNUAL COMPENSATION    RESTRICTED   SECURITIES
                                           --------------------     STOCK      UNDERLYING      ALL OTHER
NAMES AND                         FISCAL    SALARY    BONUS(1)      AWARDS      OPTIONS     COMPENSATION(2)
PRINCIPAL POSITION                 YEAR      ($)         ($)         ($)          (#)             ($)
------------------                ------   --------   ---------   ----------   ----------   ---------------
Douglas E. Swanson..............   2003    400,000     239,369          --      165,000         39,566
  President and                    2002    375,000     398,716          --      167,000         33,737
  Chief Executive Officer          2001    375,000     299,739     900,000(3)        --         15,990
Cindy B. Taylor.................   2003    300,000     142,831          --      100,000         22,995
  Senior Vice President, Chief     2002    200,000     177,207          --       65,000         16,661
  Financial Officer and
  Treasurer                        2001    190,603     133,217          --      100,000          8,165
Howard Hughes...................   2003    250,000     105,322          --       40,000         23,891
  Vice President --                2002    231,600     229,870          --       32,500         13,996
  Offshore Products                2001    225,000      48,320          --       40,000          9,346
Jay Trahan......................   2003    250,000     101,438                   40,000         16,105
  Vice President --                2002    224,047      72,101          --       32,500         21,202
  Well Site Services               2001    200,000     200,000          --       50,000          5,250
R.A. (Sandy) Slator.............   2003    208,104     208,104                   30,000             --
  Vice President --                2002    179,699     156,788          --       32,500             --
  Well Site Services               2001    177,568     170,500          --       50,000             --

---------------

(1) Bonus includes amounts earned in the fiscal year indicated but paid in the following calendar year.

(2) Reflects payments made to the Oil States or HWC 401(k) plans on behalf of Messrs. Swanson, Hughes and Trahan and Ms. Taylor to fund base retirement contributions, 401(k) matching contributions and discretionary profit sharing contributions.

(3) The forfeiture restrictions with respect to the restricted stock award reported in this table lapsed with respect to 33,334 of the shares in February 2002, 33,333 of the shares in February 2003 and 33,333 of the shares in February 2004. The dollar value of the restricted stock reported in the table represents the value of such restricted stock award on the date of grant. At December 31, 2003, the aggregate restricted stock holdings for Mr. Swanson were 33,333 shares valued at $464,662.

OPTION GRANTS DURING 2003

     The following table presents information concerning the grant of options to acquire the Company's common stock during 2003 to the named executive officers under the 2001 Equity Participation Plan. No stock appreciation rights were granted during 2003.

                                         INDIVIDUAL GRANTS
                       -----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                       NUMBER OF                                                 AT ASSUMED ANNUAL RATES
                       SECURITIES     % OF TOTAL                               OF STOCK PRICE APPRECIATION
                       UNDERLYING   OPTIONS GRANTED   EXERCISE                     FOR OPTION TERM(1)
                        OPTIONS     TO EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
NAME                   GRANTED(#)     FISCAL YEAR     ($/SHARE)      DATE           5%            10%
----                   ----------   ---------------   ---------   ----------   ------------   ------------
Douglas E. Swanson...   165,000          17.3%         $11.49     2/25/2013     $1,192,290     $3,021,497
Cindy B. Taylor......   100,000          10.5%         $11.49     2/25/2013     $  722,600     $1,831,210
Howard Hughes........    40,000           4.2%         $11.49     2/25/2013     $  289,040     $  732,484
Jay Trahan...........    40,000           4.2%         $11.49     2/25/2013     $  289,040     $  732,484
R.A. (Sandy)
  Slator.............    30,000           3.1%         $11.49     2/25/2013     $  216,780     $  549,363

---------------

(1) The grant-date market value of the securities used for purposes of this calculation is equivalent to the exercise price of the options. Appreciation was calculated based on assumed rates of return and is not intended to represent expected appreciation of the Company's common stock.

AGGREGATED OPTION EXERCISES IN 2003 AND FISCAL YEAR-END OPTION VALUES

     The following table presents information concerning stock option exercises for 2003 and unexercised stock options held by the named executive officers as of December 31, 2003.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           SHARES                          FISCAL YEAR-END             FISCAL YEAR-END(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Douglas E. Swanson.....         --     $       --       41,750        290,250       $247,995      $1,148,235
Cindy B. Taylor........         --     $       --       66,250        198,750       $343,525      $  781,575
Howard Hughes..........         --     $       --       46,459         84,375       $147,063      $  341,588
Jay Trahan.............    241,148     $1,915,979           --         89,375       $     --      $  366,288
R.A. (Sandy) Slator....         --     $       --      127,453         98,240       $684,327      $  357,891

---------------

(1) Represents the market value of the underlying shares of the Company's common stock at the date of exercise less the option exercise price.

(2) Represents the market value of the underlying shares of the Company's common stock based on the December 31, 2003 closing price of $13.94 per share minus the exercise price.

EQUITY COMPENSATION PLANS

     The table below provides information relating to our equity compensation plans as of December 31, 2003:

                                                                                  NUMBER OF SECURITIES
                                                                                 REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES                           FUTURE ISSUANCE UNDER
                                    TO BE ISSUED UPON       WEIGHTED-AVERAGE       COMPENSATION PLANS
                                       EXERCISE OF         EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                   OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,        REFLECTED IN
PLAN CATEGORY                      WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         FIRST COLUMN)
-------------                      --------------------   --------------------   -----------------------
Equity compensation plans               2,680,743                $9.78                  2,014,044
  approved by security holders...
Equity compensation plans not                 N/A                  N/A                        N/A
  approved by security holders...
                                        ---------                -----                  ---------
Total............................       2,680,743                $9.78                  2,014,044
                                        =========                =====                  =========

     The Company does not have any equity compensation plans not approved by the stockholders.

2001 EQUITY PARTICIPATION PLAN

     We have adopted an Equity Participation Plan, as amended and restated. The plan provides for the grant of any combination of:

     - stock options, which include both incentive stock options and nonqualified stock options;

     - restricted stock;

     - performance awards;

     - dividend equivalents;

     - deferred stock; and

     - stock payments.

The purpose of the plan is to strengthen our ability to attract, motivate and retain directors and employees. The principal features of the plan are described below.

     Reservation of Shares. We have reserved 5,700,000 shares of common stock for issuance under the plan. The shares available under the plan may be either previously unissued shares or treasury shares. In the event of stock splits, reorganizations, recapitalizations or other specified corporate transactions affecting us or our common stock, proportionate adjustments may be made to the number of shares available for grant under the plan, the applicable maximum share limitations under the plan, and the number of shares and prices under outstanding awards at the time of the event. If any portion of an award expires, lapses or is canceled without being fully exercised, the shares which were subject to the unexercised portion of the award will continue to be available for issuance under the plan. The maximum number of shares which may be subject to options, restricted stock or deferred stock granted under the plan to any individual in any calendar year is 400,000. The maximum value of any performance awards which may be granted under the plan to any individual in any calendar year is $2,500,000. As of December 31, 2003, options to purchase 2,680,743 shares at a weighted average exercise price of $9.78 per share and awards covering an aggregate of 100,000 shares of restricted stock were outstanding (of which 66,667 shares were then vested and 33,333 shares were then subject to forfeiture restrictions).

     Administration. The plan is administered by the Compensation Committee. Subject to limitations, the Compensation Committee has the authority to determine:

     - the persons to whom awards are granted,

     - the types of awards to be granted,

     - the time at which awards will be granted,

     - the number of shares, units or other rights subject to each award,

     - the exercise, base or purchase price of an award, if any,

     - the time or times at which the award will become vested, exercisable or payable, and

     - the duration of the award.

The Compensation Committee also has the power to interpret the plan and make factual determinations and may provide for the acceleration of the vesting or exercise period of an award at any time prior to its termination or upon the occurrence of specified events.

     Change of Control. Unless otherwise provided in a particular award agreement, in the event of a "change of control," as defined in the plan:

     - all outstanding awards automatically will become fully vested immediately prior to the change of control, or at an earlier time set by the committee;

     - all restrictions, if any, with respect to all outstanding awards will lapse; and

     - all performance criteria, if any, with respect to all outstanding awards will be deemed to have been met at their target level.

     Amendment. Stockholder approval is required to amend the plan to increase the number of shares as to which awards may be granted, except for adjustments resulting from stock splits and the like. At the 2002 annual meeting of stockholders, the stockholders of the Company approved the amendment and restatement of the plan to increase the number of shares that may be issued under the plan from 3,700,000 to 5,700,000. The Compensation Committee can amend, modify, suspend or terminate the plan in all other respects, unless the action would otherwise require stockholder approval. Amendments of the plan will not, without the consent of the participant, materially affect a participant's rights under an award previously granted, unless the award itself otherwise expressly so provides. The plan expires in 2011.

DEFERRED COMPENSATION PLAN

     We have adopted a nonqualified deferred compensation plan that permits our directors and selected key employees to elect to defer all or a part of their cash compensation from us until the termination of their status as a director or employee. The plan is administered by the Compensation Committee. Participating employees are eligible to receive from us a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under our 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.

     Participants in our nonqualified deferred compensation plan are able to invest contributions made to the nonqualified deferred compensation plan in investment funds selected by the Compensation Committee. We have established a grantor trust to hold the amounts deferred under the plan by our officers and directors. All amounts deferred under the plan remain subject to the claims of our creditors.

     Each participant will receive, at the participant's election, a lump sum distribution or installment payments only upon termination of the participant's service with us and our affiliates. The Compensation Committee may, however, approve in-service withdrawals by participants to cover an unforeseen financial emergency of the participant.

ANNUAL INCENTIVE COMPENSATION PLAN

     We have adopted an annual incentive compensation plan effective January 1, 2001. The annual incentive compensation plan is administered by the Compensation Committee and is available to our executive officers and key members of management. Awards under the plan are based on meeting annual objective performance standards relating to our performance or, in some cases, to the performance of a particular business segment or individual performance. The performance standards for our executive officers are based, principally, on earnings before interest, taxes, depreciation and amortization for our company or a particular business segment.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers, including the named executive officers. Those agreements require us to indemnify the directors and officers and to advance expenses in connection with certain claims against directors and officers. The indemnification provisions contained in these agreements are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. We expect to enter into similar agreements with persons selected to be directors and executive officers in the future.

EXECUTIVE AGREEMENTS

     These agreements provide protection in the event of a qualified termination, which is defined as an involuntary termination of the executive officer by us other than for cause or a voluntary termination by the executive for good reason after a change of control of our company. If the qualified termination occurs during the 24-month period following a change of control, the agreements provide for a lump sum payment to the executive officer based on the executive officer's base salary and target annual bonus amount. In addition, with respect to such a qualified termination, the agreements provide that all restricted stock awards will become vested, that all restrictions on such awards will lapse and that outstanding stock options will vest and, except for incentive stock options granted prior to the completion of our initial public offering, remain exercisable for the remainder of their terms. The executive officer will also be entitled to health benefits, vesting of all deferred compensation amounts, outplacement services and to be made whole for any excise taxes incurred with respect to severance payments that are excess parachute payments under the Internal Revenue Code. If a qualified termination occurs other than during the 24-month period following a change of control, the executive agreements provide for payments based on the executive officer's base salary and target annual bonus amount, that all restrictions on restricted stock awards will lapse and for continued health benefits.

     The executive agreements have an initial term of three years and will be extended automatically for one additional day on a daily basis for a maximum additional period of three years, unless notice of non-extension is given, in which case the agreement will terminate on the third anniversary of the date notice is given. To receive benefits under the executive agreement, the executive officer will be required to execute a release of certain employment-related claims against us. Certain terms of the executive agreements are summarized below.

     Douglas E. Swanson. Under the terms of Mr. Swanson's executive agreement, he will be entitled to receive a lump sum payment equal to three times his base salary and target annual bonus amount if a qualified termination occurs during the 24-month period following a change of control. If a qualified termination occurs other than during the 24-month period following a change of control, Mr. Swanson will be entitled to receive a lump sum payment equal to two times his base salary and target annual bonus amount. In addition, the non-vested portion of Mr. Swanson's restricted stock award will vest upon Mr. Swanson's death, if there is a change in control of our company or if Mr. Swanson's employment is terminated for a reason that entitles him to receive benefits under any of our long term disability plans or if Mr. Swanson experiences a qualified termination in the absence of a change of control.

     Cindy B. Taylor. Under the terms of Ms. Taylor's executive agreement, she will be entitled to receive a lump sum payment equal to two and a half times her base salary and target annual bonus amount if a qualified termination occurs during the 24-month period following a change of control. If a qualified termination occurs other than during the 24-month period following a change of control, Ms. Taylor will be entitled to receive a lump sum payment equal to one and a half times her base salary and target annual bonus amount.

     All Other Named Executive Officers. Under the terms of each other named executive officer's executive agreement, the named executive officer will be entitled to receive a lump sum payment equal to two times his base salary and target annual bonus amount if a qualified termination occurs during the 24-month period following a change of control. If a qualified termination occurs other than during the 24-month period following a change of control, the executive officer will be entitled to receive a lump sum payment equal to his base salary and target annual bonus amount.

                               PERFORMANCE GRAPH

     The following performance graph and chart compare the cumulative total stockholder return on the Company's common stock to the cumulative total return on the Standard & Poor's 500 Stock Index and Philadelphia OSX Index, an index of oil and gas related companies which represent an industry composite of the Company's peer group, for the period from February 8, 2001 (the date of our initial public offering) to December 31, 2003. The graph and chart show the value at the dates indicated of $100 invested at February 8, 2001 and assume the reinvestment of all dividends.

                COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG OIL STATES INTERNATIONAL, INC.,
 THE S&P 500 INDEX AND THE PHILADELPHIA STOCK EXCHANGE OIL SERVICE INDEX (OSX)

                              (PERFORMANCE GRAPH)

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved www.researchdatagroup.com/S&P htm

* $100 invested on 2/8/01 in stock or on 1/31/01 in index (including reinvestment of dividends).

-----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT VALUES      02/08/01   03/31/01   06/30/01   09/30/01   12/31/01   03/31/02   06/30/02   09/30/02   12/31/02   03/31/03
-----------------------------------------------------------------------------------------------------------------------------------
 Company.............    $100.00    $125.00    $102.44     $73.33    $101.11    $120.00    $132.22    $111.11    $143.33    $133.33
-----------------------------------------------------------------------------------------------------------------------------------
 S&P 500.............     100.00      85.12      90.11      76.88      85.10      85.33      73.90      61.13      66.29      64.20
-----------------------------------------------------------------------------------------------------------------------------------
 OSX.................     100.00      83.09      74.71      53.77      65.81      73.85      64.20      52.77      60.13      57.70
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------
INVESTMENT VALUES      06/30/03   09/30/03   12/31/03
------------------------------------------------------
 Company.............    $134.44    $141.00    $154.89
------------------------------------------------------
 S&P 500.............      74.08      76.04      85.30
------------------------------------------------------
 OSX.................      65.25      63.60      69.67
------------------------------------------------------

                           RELATED PARTY TRANSACTIONS

REGISTRATION RIGHTS

     We have entered into an amended and restated registration rights agreement as amended, with SCF and other stockholders of Oil States. This agreement gives SCF the right, on five occasions, to demand that we register all or any portion of their shares of our common stock for sale under the Securities Act. The shares to be included in any demand registration by SCF must have an estimated aggregate gross offering price of at least $50.0 million. Further, if we propose to register any of our common stock under the Securities Act, except for shares of common stock issued in connection with acquisitions and benefits plans, or if SCF exercises a demand, the other holders of registration rights under the registration rights agreement will have the right to include their shares of common stock in the registration, subject to limitations. To date, one of the five demand registration rights has been utilized as discussed below.

     The agreement provides customary registration procedures. We have agreed to pay all costs and expenses, other than fees, discounts and commissions of underwriters, brokers and dealers and capital gains, income and transfer taxes, if any, related to the registration and sale of shares of our common stock by any holder of registration rights under the registration rights agreement in any registered offering. The demand rights held by SCF terminate in February 2011.

     The registration rights agreement contains customary indemnification and contribution provisions by us for the benefit of the selling stockholders and any underwriters. Each selling stockholder has agreed to indemnify us and any underwriter solely with respect to information provided by the stockholder, with such indemnification being limited to the net proceeds from the offering received by the stockholder.

     In May 2002, pursuant to a registration demand, we filed a registration statement with the Securities and Exchange Commission relating to the sale of certain of our shares by SCF-III, L.P. and SCF-IV, L.P. On February 20, 2003, SCF-III, L.P. and SCF-IV, L.P. completed the sale of 7,000,000 shares of our common stock pursuant to an underwritten offering registered with the Securities Act of 1933, as amended, under such registration statement for a total of $72,954,000. On February 25, 2003, the underwriters involved in the offering exercised the option granted to them by SCF-III, L.P. and SCF-IV, L.P. to purchase an additional 1,050,000 shares of our common stock for a total of $10,943,100. Pursuant to the registration rights agreement, discussed above, we paid costs and expenses of approximately $544,000 related to this offering. We received no proceeds from the offering or the exercise of the underwriter's option.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 31, 2004, information regarding shares beneficially owned by:

     - each person who we know to be the beneficial owner of more than five percent of our outstanding shares of common stock;

     - each of the named executive officers;

     - each of our directors; and

     - all current directors and executive officers as a group.

     To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                               BENEFICIAL OWNERSHIP
                                                              -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                        SHARES     PERCENTAGE
----------------------------------------                      ----------   ----------
SCF-III, L.P.(2)............................................  13,831,601      28.1%
  600 Travis, Suite 6600
  Houston, Texas 77002
SCF-IV, L.P.(2).............................................   5,478,759      11.1%
  600 Travis, Suite 6600
  Houston, Texas 77002
Franklin Resources, Inc.(4).................................   3,766,303       7.7%
  One Franklin Parkway
  San Mateo, California 94403
FMR Corp.(3)................................................   2,777,900       5.5%
  82 Devonshire Street
  Boson, Massachusetts 02109
L.E. Simmons(2)(5)..........................................  19,338,913      39.3
Douglas E. Swanson(5).......................................     224,750         *
Cindy B. Taylor(5)..........................................     135,593         *
Howard Hughes(5)............................................      56,250         *
Jay Trahan(5)...............................................      30,625         *
R.A. (Sandy) Slator(5)......................................     155,578         *
Martin Lambert(5)...........................................      25,478         *
Mark G. Papa(5).............................................       9,500         *
Gary L. Rosenthal(5)........................................      23,368         *
Andrew L. Waite(5)(6).......................................      15,068         *
Stephen A. Wells(5).........................................      30,133         *
All directors and executive officers as a group (13
  persons)(2)(5)(6).........................................  20,182,307      41.0%

---------------

 *  Less than one percent.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002.

(2) Of the shares indicated as being beneficially owned by Mr. Simmons, 19,310,360 of such shares are owned directly by SCF-III, L.P. and SCF-IV, L.P. Mr. Simmons serves as Chairman of the Board and President of L.E. Simmons & Associates, Incorporated, the ultimate general partner of both SCF-III, L.P. and SCF-IV, L.P. As such, Mr. Simmons may be deemed to have voting and dispositive power over the shares owned by SCF-III, L.P. and SCF-IV, L.P.

(3) According to a Schedule 13G filed with the SEC pursuant to the Exchange Act in February 2004, the shares reported represent the aggregated beneficial ownership by FMR Corp. ("FMR") (together with its wholly owned subsidiaries) and Fidelity International Limited ("Fidelity") (as investment adviser to various funds and accounts). FMR may be deemed to have sole voting power with respect to 326,400 shares and sole dispositive power with respect to 2,777,900 shares. Fidelity may be deemed to have sole voting and dispositive power with respect to 76,800 shares. Neither FMR nor Fidelity has shared voting or dispositive power with respect to any of the shares shown. Members of the Edward D. Johnson 3d family own approximately 49% of the voting power of FMR and, through a partnership controlled by Mr. Johnson and members of his family, approximately 40% of the voting power of Fidelity.

(4) According to a Schedule 13G filed with the SEC pursuant to the Exchange Act in February 2004, the shares reported represent the aggregated beneficial ownership by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. ("FRI"). FRI reported that it has sole voting and dispositive power with respect to none of such shares and that Franklin Advisers, Inc. ("FAI"), Franklin Private Client Group, Inc. ("FPCG") and Franklin Advisory Services, LLC ("FAS") have sole voting and dispositive power with respect to 2,859,300, 354,503 and 552,500, respectively, of such shares. FRI reported that neither it nor FAI, FPCG or FAS has shared voting or dispositive power with respect to any of the shares shown.

(5) Includes shares that may be acquired within 60 days through the exercise of options to purchase shares of our common stock as follows: Mr.
    Simmons -- 7,500; Mr. Swanson -- 124,750; Ms. Taylor -- 132,500; Mr.
    Hughes -- 56,250; Mr. Trahan -- 30,625; Mr. Slator -- 155,578; Mr.
    Lambert -- 7,500; Mr. Papa -- 7,500; Mr. Rosenthal -- 7,500; Mr.
    Waite -- 7,500; Mr. Wells -- 7,500 and all directors and executive officers -- 643,677.

(6) Mr. Waite serves as Managing Director of L.E. Simmons & Associates, Incorporated, the ultimate general partner of both SCF-III, L.P. and SCF-IV, L.P. As such, Mr. Waite may be deemed to have voting and dispositive power over the shares beneficially owned by SCF-III, L.P. and SCF-IV, L.P. Mr. Waite disclaims beneficial ownership of the shares owned by SCF-III, L.P. and SCF-IV, L.P.

                                  PROPOSAL 2:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2004. Ernst & Young LLP has audited the Company's consolidated financial statements since May 2000. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. Fees paid to Ernst & Young LLP during the past two fiscal years were as follows:

          Audit Fees. Fees for professional services provided for the years ended December 31, 2003 and 2002, were $621,000 and $537,000, respectively. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

          Audit-Related Fees. Fees for professional services provided during the years ended December 31, 2003 and 2002, were $46,000 and $65,000, respectively. Audit-related fees consist primarily of attestation services not required by statute or regulation.

          Tax Fees. Fees for professional services provided during the years ended December 31, 2003 and 2002, were $149,000 and $205,000, respectively. Tax fees include professional services provided for tax compliance, tax advice, and tax planning, except those rendered in connection with the audit.

          All Other Fees. Ernst & Young LLP provided acquisition due diligence assistance to the Company in the year ended December 31, 2002 and received fees totaling $32,000.

     The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for the Company by the independent auditors in order to ensure that the provision of such services does not impair the independent auditor's independence. The Audit Committee has adopted the Audit Committee Pre-Approval Policy, effective as of March 1, 2004, pursuant to which the Audit Committee has granted general pre-approval of the specified audit, audit-related, tax and other services for a period of 12 months from the date of such pre-approval. The pre-approval policy provides that the Audit Committee must be promptly informed of the provision of any pre-approved services. Services to be provided by the independent auditor that have not received general pre-approval as set forth in the pre-approval policy require specific pre-approval by the Audit Committee and must be submitted to the Audit Committee by the Chief Financial Officer or the Vice President-Finance and Accounting. Any such submission must include a statement as to whether, in such officer's view, the request or application is consistent with maintaining the independence of the independent auditor in accordance with the SEC's rules on auditor independence. All services rendered by Ernst & Young LLP in 2003 were subject to the applicable current pre-approval policy which was in effect from May 6, 2003.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of Ernst & Young LLP will also be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements in the Company's Annual Report on Form 10-K.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THIS APPOINTMENT.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and representations from certain reporting persons, we believe that during 2003, all of our directors, executive officers and beneficial owners of more than 10% of our common stock complied with all applicable Section 16(a) filing requirements applicable to them, except as disclosed in this paragraph. A Form 4 was not timely filed to reflect an acquisition of phantom stock made pursuant to the Company's deferred compensation plan on one occasion for each of the following reporting persons: Mr. Andrew Waite, Mr. Stephen Wells, Mr. Martin Lambert, and Mr. L.E. Simmons. A Form 4 was not timely filed to reflect the Company's grant of options to Messrs. Cragg, Hampton, Hughes, Slator, Swanson, Trahan and Mrs. Taylor to purchase a total of 512,000 shares of our common stock. A Form 4 was not timely filed to reflect the sale of 5,000 shares by Mr. Slator. In each of the above instances, the Company had undertaken to file the respective Form 4s on behalf of each reporting person pursuant to a power of attorney granted by each such reporting person to the Company.

                                 OTHER BUSINESS

     We have no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournments thereof, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2005 annual meeting of stockholders must be received by the Company at its principal executive office by December 16, 2004 in order for such proposals to be included in the Company's proxy statement and form of proxy for such meeting. Stockholders submitting such proposals are requested to address them to the Secretary, Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002.

     In addition, the Company's Bylaws provide that only such business as is properly brought before the 2005 annual meeting of stockholders will be conducted. For business to be properly brought before the meeting or nominations of persons for election to the Board of Directors to be properly made at the annual meeting by a stockholder, notice must be received by the Secretary at the Company's offices not later than the close of business on December 16, 2004. The notice to the Company must also provide certain information set forth in the Bylaws. A copy of the Bylaws may be obtained upon written request to the Secretary.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT W. HAMPTON

                                          Robert W. Hampton
                                          Secretary

Houston, Texas
April 15, 2004

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                                                                         ANNEX A

                         OIL STATES INTERNATIONAL, INC.

                              AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER

                          EFFECTIVE AS OF MAY 13, 2003

     The Board of Directors (the "Board") of Oil States International, Inc. (the "Company") established an Audit Committee of the Board on February 7, 2001. The existing Charter of the Audit Committee is amended and restated as set forth herein as of the effective date set forth above.

PURPOSE

     The Audit Committee is appointed by the Board of Directors (the "Board") of Oil States International, Inc. (the "Company") to assist the Board in monitoring:

     - the integrity of the financial statements of the Company;

     - the independent accountants' qualifications and independence;

     - the performance of the Company's internal audit function and independent accountants; and

     - the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

COMPOSITION

     The Audit Committee shall consist of at least three members, all of whom must be members of the Board. One of the members shall serve as the chairperson of the Audit Committee. The members of the Audit Committee shall meet the independence, qualification and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The Board shall appoint the members of the Audit Committee based on the recommendation of the Nominating & Corporate Governance Committee. The chairperson of the Audit Committee shall be designated by the Board or, if no such designation is made, shall be selected by the affirmative vote of the majority of the Audit Committee. The Board may remove or replace the chairperson and any other member of the Audit Committee at any time by the affirmative vote of the majority of the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint, retain and terminate the Company's independent accountants (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation, oversight and evaluation of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee. The Audit Committee may consult with management in the performance of these duties but shall not delegate these duties to management.

     The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Such pre-approval may be accomplished by engagement arrangements entered into pursuant to pre-approval policies and procedures previously established by the

Audit Committee, but only if the policies are detailed as to the particular services that are pre-approved, the Audit Committee is informed of each such service provided and the policies do not delegate the Audit Committee's responsibilities to management. The Audit Committee shall have sole authority to approve all audit engagement fees and terms and non-audit engagements with the Company's independent accountants. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors without the approval of the Board. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     Without limiting the generality of the preceding statement, the Audit Committee, to the extent it deems necessary or appropriate, shall:

  FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent accountants the Company's annual audited financial statements prior to the filing of its Form 10-K, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

     2. Review and discuss with management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q and the results of the independent accountants' review of the quarterly financial statements.

     3. Discuss with management and the independent accountants any analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative treatments of the financial statements within generally accepted accounting principles ("GAAP").

     4. Discuss with management and the independent accountants major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

     5. Review and discuss regular reports from the independent accountants on:

     - All critical accounting policies and practices to be used.

     - All alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

     - Any accounting adjustments that were noted or proposed by the independent accountants but were "passed" as immaterial or otherwise.

     - Other material written communications between the independent accountants and management, such as any management letter, internal control letter or schedule of unadjusted differences.

     6. Discuss with management the type and presentation of information to be included in the Company's earnings press releases prior to public release, including the use of "pro forma" or "adjusted" non-GAAP information, and the type and presentation of any financial information and earnings guidance to be provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not precede each earnings release or each instance in which the Company provides guidance.

     7. Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     8. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     9. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     10. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT ACCOUNTANTS

     11. Review and evaluate the lead partner of the independent accountants team.

     12. Obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
(c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. Based on this report and the independent auditor's work throughout the year, evaluate the qualifications, performance and independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditing department (or outside auditor performing the function of an internal auditing department). The Audit Committee shall present its conclusions with respect to the independent accountants to the Board.

     13. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the concurring (or reviewing) audit partner responsible for reviewing the audit and other audit partners performing services for the Company and/or its subsidiaries as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     14. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountants.

     15. Discuss with the independent accountants any communications between the audit team and the national office of the independent accountant with respect to auditing or accounting issues presented by the engagement.

     16. Meet with the independent accountants prior to the audit to discuss the planning and staffing of the audit.

  OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

     17. Review any decision by management to appoint or replace the senior internal auditing executive or, if a decision is made to outsource this function, review management's selection and engagement of an outside auditor (other than the Company's independent accountants) to perform the function of an internal auditing department. The senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall report directly to management, with oversight provided by the Audit Committee. The Audit Committee shall review the scope and duties of the internal audit function with the senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) during at least one Audit Committee meeting annually. Despite this delegation of authority to management, the senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall have full and direct access to the Audit Committee.

     18. Review the executive summary reports to management prepared by the internal auditing department (or any outside auditor performing the function of an internal auditing department).

     19. Discuss with the independent accountants and management the responsibilities, budget and staffing of the internal auditing department (or any outside auditor performing the function of an internal auditing department), and any recommended changes in the planned scope of the internal audit.

  COMPLIANCE OVERSIGHT RESPONSIBILITIES

     20. Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

     21. Obtain and review any reports from management and the Company's senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) that the Company and its subsidiaries are in material violation of applicable laws and regulations, the Company's Code of Business Conduct and Ethics, the Company's Financial Code of Ethics for Senior Officers and the Company's other codes, policies and procedures relating to compliance with applicable laws and regulations. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics, the Company's Financial Code of Ethics for Senior Officers and the Company's other codes, policies and procedures relating to compliance with applicable laws and regulations.

     22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     23. Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     24. Discuss with the Company's internal or outside legal counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  GENERAL

     25. Perform any other activities consistent with this Charter, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be amended), the rules of the New York Stock Exchange applicable to domestic listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

COMMITTEE PROCEDURES

     1. Meetings. The Audit Committee shall meet at the call of its chairperson, two or more members of the Audit Committee, or the Chairman of the Board. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditing department (or any outside auditor performing the function of an internal auditing department) and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or the internal auditing department (or any outside auditor performing the function of an internal auditing department) to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company's Bylaws.

     2. Quorum and Approval. A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Audit Committee may also act by unanimous written consent in lieu of a meeting.

     3. Rules. The Audit Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, and designation of a secretary of the Audit Committee or any meeting thereof.

     4. Reports. The Audit Committee shall make regular reports of its actions and any recommendations to the Board, directly or through the chairperson.

     5. Review of Charter. Each year the Audit Committee shall review the adequacy of this Charter and recommend any proposed changes to the Board for approval.

     6. Performance Review. Each year the Audit Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

     7. Fees; Reimbursement of Expenses. Each member of the Audit Committee shall be paid the fee set by the Board for his or her services as a member or chairperson of the Audit Committee. Subject to the Company's corporate governance guidelines and other policies, members of the Audit Committee will be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as members of the Audit Committee.

                         OIL STATES INTERNATIONAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2004

         The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oil States International, Inc. (the "Company") to be held on May 18, 2004, and the Proxy Statement in connection therewith, each dated April 15, 2004, and (2) constitutes and appoints Douglas E. Swanson and Cindy B. Taylor, and each of them, his attorneys and proxies, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act with respect to, all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at that meeting and at any meeting(s) ("Adjournment(s)") to which that meeting is adjourned, as indicated on reverse:

                     PLEASE SIGN BELOW, DATE, AND RETURN PROMPTLY.

                     Dated:                                     , 2004
                            ------------------------------------

                     Signed:
                             ------------------------------------------

                             ------------------------------------------

                             ------------------------------------------

    IMPORTANT: Please sign exactly as name appears to the left. When signing on behalf of a corporation, partnership, estate, trust, or in other representative capacity, please sign name and title. For joint accounts, each joint owner must sign.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF AUDITORS. IN ORDER FOR THIS PROXY TO BE VALID, IT MUST BE SIGNED ON THE REVERSE SIDE OF THIS CARD.

PROXY

1.  ELECTION OF DIRECTORS:

    FOR all nominees listed below except
    as marked to the contrary below [ ]
    (1) Martin Lambert                       WITHHOLD AUTHORITY to vote for all
    (2) Mark G. Papa                         nominees listed to the left. [ ]
    (3) Stephen A. Wells

    INSTRUCTION: To withhold authority
    to vote for any individual nominee,
    write the number of the nominee in
    the space provided.

    -----------------------------------      -----------------------------------

2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE AUDITORS OF THE COMPANY FOR THE CURRENT YEAR:

                   FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

3. IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

          If you plan to attend the Annual Meeting, check this box: [ ]